                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement           / /  Soliciting Material Pursuant to
                                                sec.240.14a-11(c) or
                                                sec.240.14a-12

/X/  Definitive Proxy Statement            / /  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule14a-6(e)(2))

/ /  Definitive Additional Materials

                              ADAC Laboratories
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               ADAC LABORATORIES

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 1, 1995

                            ------------------------

TO THE SHAREHOLDERS OF ADAC LABORATORIES:

     The Annual Meeting of Shareholders of ADAC Laboratories, a California corporation, will be held at the offices of the Company, located at 540 Alder Drive, Milpitas, California 95035, on Wednesday, March 1, 1995, at 1:00 p.m., local time, for the following purposes:

     (1) To elect members of the Board of Directors;

     (2) To approve amendments to the 1992 Stock Option Plan, including an increase of the number of shares authorized thereunder by 780,000 shares; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 25, 1995 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report to Shareholders, including financial statements for the fiscal year ended October 2, 1994, is being sent to all shareholders as of the record date concurrently with this Proxy Statement.

     Whether or not you expect to attend the Annual Meeting in person, please date, sign and mail the enclosed Proxy in the envelope provided as promptly as possible. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                        By Order of the Board of Directors

                                        Dennis R. Mahoney,
                                        Secretary

Milpitas, California
February 1, 1995

                               ADAC LABORATORIES
                                540 ALDER DRIVE
                           MILPITAS, CALIFORNIA 95035

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of ADAC Laboratories, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on March 1, 1995, at 1:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of the Company, located at 540 Alder Drive, Milpitas, California 95035. This Proxy Statement and the accompanying proxy card are being mailed to all shareholders on or about February 6, 1995.

     Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed Proxy as promptly as possible, in the postage prepaid envelope provided, to insure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Any such proxy, if not revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein.

RECORD DATE AND SHARE OWNERSHIP

     Shareholders of record at the close of business on January 25, 1995 are entitled to notice of and to vote at the meeting. At the record date, there were issued and outstanding 16,241,660 shares of Common Stock, each entitled to one vote.

     The following table sets forth, as of December 9, 1994, the number and percentage of shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted under the Securities Exchange Act of 1934) by (a) each nominee for director, each existing director, all executive officers listed in the compensation disclosure table and all directors and current executive officers of the Company as a group, and (b) all persons known to the Company to own beneficially more than five percent (5%) of any class of voting securities of the Company. All such persons have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as otherwise stated in the following footnotes.

                                                            BENEFICIAL
   (A) DIRECTORS, NOMINEES AND CERTAIN EXECUTIVE            OWNERSHIP             PERCENT OF
                      OFFICERS                          OF COMMON STOCK(1)     VOTING SHARES(1)
- - ----------------------------------------------------    ------------------     ----------------
Stanley D. Czerwinski                                          237,931(2)            1.5%
David L. Lowe                                                   63,280(3)               *
Thomas A. McPherson                                                  0                  *
Robert L. Miller                                                26,667(4)               *
F. David Rollo                                                  16,668(5)               *
Edmund H. Shea, Jr.                                            481,192(6)            3.0%

(Continued)

                                                            BENEFICIAL
(A) DIRECTORS, NOMINEES AND                                 OWNERSHIP             PERCENT OF
CERTAIN EXECUTIVE OFFICERS                              OF COMMON STOCK(1)     VOTING SHARES(1)
- - ---------------------------                             ------------------     ----------------
R. Andrew Eckert                                               54,755(7)               *
Mark L. Lamp                                                   52,750(8)               *
James R. Haisler                                               73,899(9)               *
All Directors and All Current                               1,069,825(10)            6.5%
  Executive Officers as a group
  (11 persons)

                                                            BENEFICIAL
                                                            OWNERSHIP             PERCENT OF
(B) OTHER PRINCIPAL SHAREHOLDERS                         OF COMMON STOCK        VOTING SHARES
- - --------------------------------                         ---------------        -------------
Michael O. Preletz                                         872,332(11)              5.4%
  1334 Parkview Avenue, Suite 200
  Manhattan Beach, CA 90266

- - ------------

  * Less than one percent (1%).

 (1) Based on information furnished by the persons named and 16,178,895 shares of Common Stock outstanding as of December 9, 1994. All references to options include options which are presently exercisable or exercisable within sixty (60) days.

 (2) Includes 83,333 shares issuable upon exercise of options held by Mr. Czerwinski.

 (3) Includes 62,880 shares issuable upon exercise of options held by Mr. Lowe.

 (4) Includes 6,667 shares issuable upon exercise of options held by Mr. Miller.

 (5) Includes 16,668 shares issuable upon exercise of options held by Dr. Rollo.

 (6) Includes 36,669 shares issuable upon exercise of options held by Mr. Shea. Also includes 88,913 shares held by J. F. Shea, Co., Inc. and 11,506 shares held by Mrs. Shea. Mr. Shea disclaims beneficial ownership of the shares held by Mrs. Shea and J. F. Shea Co., Inc.

 (7) Includes 54,168 shares issuable upon exercise of options held by Mr.
     Eckert.

 (8) Includes 12,500 shares issuable upon exercise of options held by Mr. Lamp.

 (9) Includes 61,251 shares issuable upon exercise of options held by Mr. Haisler, 566 shares held by Mr. Haisler's spouse and 12,082 shares issuable upon exercise of options held by Mr. Haisler's spouse. Mr. Haisler ceased being an employee of the Company, effective December 31, 1994.

(10) Includes options to purchase 739,440 shares of Common Stock held by all directors and current executive officers as a group.

(11) Includes 61,666 shares held by a corporation affiliated with Mr. Preletz and 20,000 shares of Common Stock held by a daughter of Mr. Preletz.

VOTING AND SOLICITATION

     A simple majority of the outstanding shares of Common Stock eligible to be voted on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

     Unless cumulative voting is timely elected, the election of each nominee for director requires a plurality of the votes cast. In order to be approved, the votes cast for the amendment of the 1992 Stock Option Plan must exceed the votes cast against. In all cases, shares with respect to which authority is withheld, abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

     Alternatively, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock such shareholder is entitled to vote or distribute the shareholder's votes on the same principle among as many candidates as the shareholder chooses, provided that these votes cannot be cast for more than the authorized number of directors. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, as explained above, each share of Common Stock has one vote.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners, estimated at $20,000. The Company has retained Skinner & Co., a professional proxy solicitor, to assist in the solicitation of proxies and to arrange for dissemination of proxy materials. The agreement with Skinner & Co. provides that the fee payable for such services will amount to $3,500; such fee does not include expenses. Proxies may be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

                           (1) ELECTION OF DIRECTORS
GENERAL

     All six persons presently serving as directors (Messrs. Czerwinski, Lowe, Miller and Shea and Drs. McPherson and Rollo) are proposed for election as directors. The proxy holders will be voting for all six nominees.

     In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Directors are elected annually by the shareholders, and the term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

NOMINEES

     The names of the nominees, and certain information about them, are set forth below:

                                                                             DIRECTOR
     NOMINEE AND AGE                      PRINCIPAL OCCUPATION                SINCE
     ---------------                      --------------------               --------
Stanley D. Czerwinski (59)      Chairman of the Board of the Company           1991
David L. Lowe (34)              Chief Executive Officer of the Company         1992
Thomas A. McPherson (55)        President and Chief Executive Officer of       1994
                                 Biomira Inc.
Robert L. Miller (42)           Attorney at Law; general counsel to the        1990
                                 Company
F. David Rollo (55)             President and Chief Executive Officer of       1991
                                 MetriCor, Inc.
Edmund H. Shea, Jr. (65)        Executive Vice-President and a director of     1987
                                 J.F. Shea Co., Inc.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Mr. Czerwinski was elected a director in November, 1991 and Chairman of the Board in February, 1992. Mr. Czerwinski previously served as Chief Executive Officer, President and Chief Operating Officer at various times since January, 1991. He originally joined the Company in May 1986. Prior to joining the Company, Mr. Czerwinski served for seventeen years in various management capacities at TRW, including Director of Sales and Marketing for the Electronics Components Group, and General Manager of the Semiconductor Division. He also presently serves as a director of Rexon Incorporated, a manufacturer of software and data storage products, and Zymed, Inc., a medical instrumentation company.

     Mr. Lowe was elected a director of the Company in August, 1992 and has served as Chief Executive Officer of the Company since November 1994. From March 1994 until November 1994, Mr. Lowe served as Co-Chief Executive Officer and from February, 1992 until November 1994 as President. He originally joined the Company in 1988 and has previously served in a variety of senior management positions, including Chief Operating Officer. Prior to joining the Company, Mr. Lowe held management and consulting positions with several firms or companies providing services to or engaged in high-technology industries, including Bain & Company and Cygnet Systems, Inc.

     Dr. McPherson is currently the President and Chief Executive Officer and a director of Biomira Inc., a biotechnology firm specializing in the development of products for the diagnosis and treatment of cancer. Dr. McPherson, a practicing cancer specialist and full Professor in the Faculty of Medicine at the University of Alberta, was the Director of Medicine at the Cross Cancer Institute from 1972 to 1985. He served as Deputy Minister of the Alberta Department of Hospitals and Medical Care until 1988 when he was appointed the Deputy Commissioner and Executive Director of the Premier's Commission on Future Health Care for Albertans, serving in such capacity through 1990.

     Mr. Miller is general counsel to the Company and serves as general counsel to other corporations; he is also Chairman of the Board and Chief Executive Officer of Ironstone Group, Inc.

     Dr. Rollo is currently the President and Chief Executive Officer of MetriCor, Inc., a corporation engaged in medical technology, quality assurance and health information management consulting services. From 1984 until October, 1992, Dr. Rollo served as Senior Vice President-Medical Affairs for Humana Inc. Prior to that, he served as Vice President for Humana from 1980 until 1984. He has held various academic and administrative positions with Vanderbilt University Medical Center since 1977, currently serving as Adjunct Professor of Radiology.

     Mr. Shea is a co-founder and has been, since 1968, Executive Vice-President and a director of J.F. Shea Co., Inc., a diversified construction, land development and venture investments company. He was elected a director of Hambrecht & Quist Group in November, 1986 and serves as a director of Rexon Incorporated, Zymed, Inc. and Ironstone Group, Inc.

BOARD MEETINGS, COMMITTEES AND DIRECTORS' COMPENSATION

     The Board of Directors of the Company held a total of four regular meetings and one special meeting during the fiscal year ended October 2, 1994. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he serves. The Board of Directors presently has an Audit Committee, a Compensation Committee, a Stock Option Committee and an Executive Committee. The Audit Committee, the Compensation Committee and the Stock Option Committee each held one meeting during the 1994 fiscal year. The Executive Committee did not meet during the last year.

     The Stock Option Committee presently consists of Messrs. McPherson, Miller and Shea. The Compensation Committee presently consists of Messrs. Czerwinski, Miller, Rollo and Shea. Messrs. Czerwinski, Lowe, Miller and Shea are members of the Executive Committee. The Audit Committee presently consists of Messrs. McPherson, Miller, Rollo and Shea.

     During fiscal 1994 non-employee directors received stock options to purchase 6,666 shares of the Company's Common Stock under the Company's Directors' Stock Option Plan, subject to specified vesting installments. In addition, during fiscal year 1994, non-employee directors received $1,000 for each Board meeting attended. Dr. Rollo also received a $1,000 honorarium for serving as the Chairman of the Company's Clinical Research Committee. Commencing in fiscal 1995, each non-employee director will receive an annual retainer of $10,000, payable in quarterly installments and $2,500 for each Board meeting attended.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                   ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

     Executive Compensation Components. The Compensation Committee of the Board of Directors is responsible for evaluating and establishing the level of executive compensation. It is the present philosophy of the Compensation Committee and the Company that to achieve continual growth and financial success, the Company must be able to attract and retain qualified executives and must structure incentive-based compensation which is closely tied to the Company's financial performance and operations.

     In fiscal 1994 and in prior years, most executive officers and other executive-level employees participated in a management incentive program, which makes overall executive compensation dependent upon both the accomplishment of individual tasks and objectives, as well as Company-wide performance. The Company's Chairman and Chief Executive Officer participated in a similar but not identical program, as described below. Under the management incentive program, the objectives assigned to individual executives are intended to further the Company's financial and operating performance, implement its strategic business plan, develop new products and maintain and increase market share. The objectives may also include subjective criteria such as leadership ability, innovation, insuring compliance with Company policies, enhancing customer satisfaction and furthering the Company's mission. Company-wide objectives, which include the accomplishment of targeted levels of revenues and net earnings, are also a component of the management incentive program. In order for an executive to achieve his or her maximum bonus under such Program, he or she must accomplish most or all of the individual objectives and the Company must achieve its targeted level of revenue and earnings for a particular fiscal year.

     The Compensation Committee monitors the effectiveness and appropriateness of all of the Company's executive Compensation programs, approves the base salaries of the executive officers and, in its discretion, awards bonuses under the Company's management incentive program and makes recommendations concerning the grant of stock options under the Company's stock option plans.

     Base Salary. In determining the compensation of an executive officer, a base salary is determined which relates to the level of responsibility, the qualifications and experience required and the need to provide, together with incentive bonuses and stock options, competitive compensation. Salary increases are based upon periodic reevaluations of these factors and the performance of the executive in meeting individually-assigned objectives.

     Bonus Compensation. Under the management incentive program in effect in fiscal 1994, the Compensation Committee sets objectives for each participant and establishes the bonuses that may be earned, based upon the achievement of those individual objectives and the Company's overall financial performance. In order for any portion of the bonus to be earned, the executive must achieve at least some of these objectives. Objectives are sometimes related to the participant's operating unit. The Compensation Committee may grant bonuses of between 0% and 100% of base salary, based upon the performance of each participant's individually-assigned objectives for the year, the Company's financial performance and the executive's level of responsibility.

     Stock Options. Stock option grants are intended to provide long-term incentives for the achievement of the Company's strategic business plan and financial and operational goals and to align management's interests with those of the Company's shareholders. The size of any stock option grant is related to the individual's level of responsibility within the Company.

     CEO Compensation. Mr. Stanley C. Czerwinski served as the Company's Chairman of the Board and Chief Executive Officer until March, 1994, whereupon he and Mr. David L. Lowe, then President and Chief Operating Officer, each became Co-Chief Executive Officer of the Company. In their respective positions they were responsible for the entire scope of the Company's business during fiscal 1994.

     Mr. Czerwinski's and Mr. Lowe's general compensation programs were established during fiscal 1993 as a result of a compensation study of peer organizations conducted in that year by an independent compensation consulting firm. Mr. Czerwinski's fiscal 1993 base salary of $500,000 and his eligibility to receive bonuses of up to 50% of his base salary were approved by the Compensation Committee to be also applicable in fiscal 1994.

     In the first half of fiscal 1994, Mr. Lowe participated in an incentive program similar to the management incentive program for executive-level employees; in the second half of the fiscal year, his incentive program was similar to that of Mr. Czerwinski's. Before he was elected Co-Chief Executive Officer, Mr. Lowe's annual base salary was $250,000 and he was eligible to receive a bonus of between 0% and 100% of his base salary based upon quarterly and annual operating results. After such election, Mr. Lowe's base salary was increased to $325,000 and his bonus program was revised to provide for a bonus of up to $125,000 based upon the satisfaction of certain short-term, operational objectives and up to $100,000 based upon achieving certain long-term strategic goals.

     The amount of bonus, if any, payable to the Chief Executive Officer, or to either Co-Chief Executive Officer, depended upon the achievement of certain Company-wide performance criteria relating to net income, pre-tax profit margins, return on shareholders' equity and enhancement of the shareholders' investment in the Company through an increase in the price-earnings ratio of the Company's stock price. Subjective factors such as leadership, successful long-term planning, quality of products, innovativeness and the Company's reputation with customers are also taken into account. After becoming Co-Chief Executive Officer, Mr. Lowe's tasks were modified to include additional emphasis on strategic goals.

     During fiscal 1994 the Company made significant progress in the expansion of foreign sales, including Europe, Asia and Latin America. The Company's GENESYS VERTEX product continued its wide market acceptance and represented the Company's largest component of product revenues. Additionally, the Company developed and took the first steps in a strategic plan to diversify its business by growing its Information Systems business. The Company improved its market share and revenues in its Radiology Information Systems business. The Company also continued to expand its "Total Quality Management Program" and was honored by receiving a site visit for the Malcolm Baldrige National Quality Award -- the final round of evaluation.

     Despite the achievements noted above, the Compensation Committee awarded no fiscal 1994 bonus to Mr. Czerwinski due to the decline in the Company's financial results for such year, compared to that of fiscal 1993, and the decline in the market value of the Company's shares during fiscal 1994. Mr. Lowe received a bonus for the year of $148,180, of which $103,180 was awarded in the first half based upon operational results and $45,000 was awarded during the second half of fiscal 1994 based upon goals relating to the Company's long-term strategic plan.

     This Report on Executive Compensation has been furnished by the following members of the Compensation Committee of the Company's Board of Directors:

                              Edmund H. Shea, Jr.
                                Robert L. Miller
                                 F. David Rollo
                             Stanley D. Czerwinski

Mr. Czerwinski did not participate in any decisions with respect to his own base compensation.

     Compensation Committee Interlocks and Insider Participation. As noted above, the members of the Company's Compensation Committee are Messrs. Shea, Miller, Rollo and Czerwinski. Mr. Czerwinski presently is the Chairman of the Board of Directors and during fiscal 1994 was the Co-Chief Executive Officer of the Company. See "Certain Transactions" below concerning Mr. Czerwinski's exercise of stock options and payment of the exercise price by delivery of a promissory note.

     Executive Compensation. The following table sets forth all compensation earned by or paid or awarded to the Chief Executive Officer and to the next four most highly compensated executive officers of the Company for all services rendered in all capacities for the periods shown.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                             ANNUAL COMPENSATION                  -----------------------
                                ---------------------------------------------       STOCK       LONG-TERM
        NAME, AGE AND           FISCAL                                             OPTION       INCENTIVE      ALL OTHER
      PRINCIPAL POSITION         YEAR       SALARY       BONUS       OTHER(1)     AWARDS(2)      PAYOUTS      COMPENSATION
      ------------------        ------     --------     --------     --------     ---------     ---------     ------------
Stanley D. Czerwinski (59),      1994      $500,000     $    -0-       --           50,000         --             --
  Chairman and Former            1993       500,000      250,000       --           -0-            --             --
  Co-Chief Executive             1992       350,000      245,833       --          166,667         --             --
  Officer (2)

David L. Lowe (34),              1994      $294,231     $148,180       --          150,000         --             --
  Chief Executive Officer (3)    1993       250,000      250,000       --           -0-            --             --
                                 1992       175,000      212,500       --           83,333         --             --

R. Andrew Eckert (33),           1994      $148,086     $102,380       --          165,000         --             --
  President and General          1993       125,000      125,000       --           -0-            --             --
  Manager, Medical Systems       1992       125,000      125,000       --           33,333         --             --

Mark L. Lamp (33),               1994      $177,316     $ 86,700       --          165,000         --             --
  President and General          1993       120,000        60,00       --           -0-            --             --
  Manager, Healthcare            1992       160,000       46,666       --           -0-            --             --
  Information Systems

James R. Haisler (40),           1994      $129,808     $ 81,810       --           20,000         --             --
  Vice President and General     1993       125,000      125,000       --           -0-            --             --
  Manager, International (4)     1992       125,000      125,000       --           30,000         --             --

- - ---------------

(1) Not included in the compensation table are certain expenses incurred or reimbursements paid by the Company such as the use of Company-owned or -leased automobiles, entertainment expenses and other benefits (such as meals and parking) and other miscellaneous items. The aggregate amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for each named officer. A small portion of such expenses may relate to personal expenses or use but are believed to constitute ordinary and incidental business costs and expenses which are paid or reimbursed by the Company in order to attract or retain qualified personnel, facilitate job performance and minimize the work-related expenses incurred by such persons.

(2) Mr. Czerwinski resigned as Chief Executive Officer after the end of the 1994 fiscal year on November 2, 1994.

(3) Mr. Lowe was the President of the Company during fiscal year 1994 and Co-Chief Executive Officer from March 1994 until he became the Chief Executive Officer of the Company on November 2, 1994.

(4) Mr. Haisler ceased his employment with the Company on December 31, 1994.

     Executive Officers of the Company. A description of Mr. Czerwinski's and Mr. Lowe's positions with the Company and related information is set forth above under "(1) ELECTION OF DIRECTORS -- Nominees". A description of the Company's current executive officers are set forth below.

     Mr. Eckert was named President and General Manager, ADAC Medical Systems, on November 2, 1994. He previously served as Executive Vice-President and General Manager since February, 1992. Mr. Eckert joined the Company in 1990 and has held several other senior management positions. Prior to joining the Company Mr. Eckert worked in the venture capital and banking industries with Summit Partners and Goldman Sachs Company, respectively.

     Mr. Lamp was named President and General Manager of ADAC Healthcare Information Systems in August, 1994. He previously served as Executive Vice-President of Business Development since March, 1994 and earlier held a variety of other management and engineering-related positions.

     Mr. William Chappell, age 33, has held the positions of Director of Finance and Corporate Controller since joining the Company in March, 1993. Prior to joining ADAC, Mr. Chappell was employed by Coopers & Lybrand, most recently in the position of Audit Manager.

     Mr. Steven Dennis, age 49, has held the position of President, ADAC/SD&G Healthcare Systems, Inc. since SD&G became a wholly-owned subsidiary of the Company in November 1993. Prior to joining the Company, Mr. Dennis was President of SD&G Healthcare Systems.

     Mr. Dennis Mahoney, age 41, was elected Vice-President, Finance and Chief Financial Officer on October 3, 1993, and was elected Secretary of the Company on November 3, 1993. From 1991 to September 1993, Mr. Mahoney was Vice-President, Finance and Administration, Chief Financial Officer and Assistant Secretary of Pharmetrix Corporation, a developer and manufacturer of delivery systems and devices for pharmaceutical and biotechnology drugs. Mr. Mahoney also served as Vice-President, Internal Operations and Control with Triton Container International Limited, an international container leasing company, and from 1981 to 1989 with Syntex Corporation, most recently serving as the Controller of Syntex Laboratories, the U.S. Pharmaceutical Division.

     The term of office of each of the above-named executive officers is at the pleasure of the Board of Directors. To the knowledge of the Company, there are no arrangements or understanding between these officers and any other person pursuant to which any of these officers was selected as an officer.

                      STOCK OPTIONS GRANTED IN FISCAL 1994

     The following table sets forth certain information concerning stock option grants made by the Company to certain executive officers pursuant to the Company's stock option plans during fiscal year 1994.

                                INDIVIDUAL GRANTS
- - ---------------------------------------------------------------------------------     POTENTIAL REALIZABLE
                           NUMBER                                                       VALUE AT ASSUMED
                             OF          % OF TOTAL                                   ANNUAL RATES OF STOCK
                         SECURITIES       OPTIONS                                      PRICE APPRECIATION
                         UNDERLYING       GRANTED        PER SHARE                     FOR OPTION TERM(1)
                          OPTIONS       TO EMPLOYEES     EXERCISE      EXPIRATION     ---------------------
         NAME             GRANTED         IN 1994        PRICE($)         DATE           5%          10%
         ----            ----------     ------------     ---------     ----------     --------     --------
Stanley D. Czerwinski..     50,000           4.4%         $ 6.375         8-10-99     $ 88,065     $194,600

David L. Lowe..........    150,000          13.1            6.375         8-10-99      264,194      583,800

R. Andrew Eckert.......     30,000           2.6            11.50          2-7-99       95,317      210,626
                            45,000           3.9           12.125          3-2-99      150,746      333,110
                            90,000           7.8            6.375         8-10-99      158,516      350,280

Mark L. Lamp...........     30,000           2.6            11.50          2-7-99       95,317      210,626
                            45,000           3.9           12.125          3-2-99      150,746      333,110
                            90,000           7.8            6.375         8-10-99      158,516      350,280

James R. Haisler.......     20,000           1.7            6.375         8-10-99       35,226       77,839

- - ---------------

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices or appreciation of the Company's Common Stock or the actual future value of these options.

     Stock options generally vest and become partially exercisable one year from the date of grant, and vest fully over the next two years. At the time of grant, options may be designated as incentive stock options ("ISO's"), a type of option authorized under the 1981 amendments to the Internal Revenue Code. Options not so designated are granted as "non-qualified options." Options generally remain outstanding for either five years or ten years from the date of grant, provided the recipient remains employed throughout that period. The post-termination exercise period is generally three months.

            AGGREGATED STOCK OPTION EXERCISES DURING FISCAL 1994 AND
                          YEAR-END STOCK OPTION VALUES

     The following table sets forth certain information concerning the exercise of stock options by the Company's executive officers during fiscal year 1994, the "value realized", and the number and value of unexpired stock options at October 2, 1994 which such executive officers can exercise or in the future could exercise.



                                                                                                 TOTAL VALUE
                                                                                               OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY STOCK
                                                               STOCK OPTIONS HELD              OPTIONS HELD AT
                                                               AT OCTOBER 2, 1994            OCTOBER 2, 1994(2)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME               ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   -----------   -----------   -------------   -----------   -------------
Stanley D. Czerwinski....      166,666       $ 1,755,200         -0-        133,333       $      --      $ 454,165

David L. Lowe............      103,788         1,271,403      62,880        191,666         129,929        300,000

R. Andrew Eckert.........       20,000           184,375      46,668        181,666         116,253        180,000

Mark L. Lamp.............       32,250           322,500      45,250        181,666         114,446        180,000

James R. Haisler.........          -0-                --      61,251         28,333         240,054         40,000

- - ---------------

(1) The "value realized" is calculated by determining the difference between the fair market value of ADAC Common Stock on the date of exercise of the options and the exercise price of such options.

(2) The value of unexercised stock options is calculated by determining the difference between the closing price of ADAC Common Stock on Friday, September 30, 1994 of $8.375, being the last trading date of fiscal 1994, as reported in the Wall Street Journal and the exercise price of such options.

     Employment Contracts, Termination of Employment and Change-in-Control Agreements. In November, 1994 Mr. Stanley Czerwinski and the Company entered into an agreement which provides for a term of ten years. The agreement provides that so long as Mr. Czerwinski continues to devote substantially all of his time as Chairman of the Board, he shall be paid a salary of $30,000 per month. For the first 36 months of such term, the Company has agreed to pay Mr. Czerwinski $20,833 per month in consideration of, among other things, not competing with the Company during the term of the agreement and not selling any of his shares of common stock to the extent that doing so would disqualify the Company from obtaining "pooling of interests" treatment for financial accounting purposes with regard to any transaction for which negotiations commenced on or before March 31, 1995, and which is completed on or before June 30, 1995, pursuant to which the Company acquires another business entity. At such time as Mr. Czerwinski is no longer serving as Chairman of the Board or devotes less than his full time as Chairman, his salary shall cease and he shall make himself available to provide consulting services to the Company for a consulting fee.

                               PERFORMANCE GRAPH

     The following graph sets forth the Company's total cumulative stockholder return as compared to the Standard and Poor's Medical Index and the Medical Technology Index (OTC) for the period October 2, 1989 through October 2, 1994. Total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the stocks represented in the Standard and Poor's Medical Index and the stocks represented in the Medical Technology Index (OTC), in each case on a "total return" basis assuming reinvestment of dividends.


      Measurement Period                                          Med. Tech,
    (Fiscal Year Covered)         ADAC Stock      S&P Medical        (OTC)
    ---------------------         ----------      -----------     ----------
10/2/89                               100             100             100
10/2/90                                17              87             118
10/2/91                                28             163             198
10/2/92                                75             155             188
10/2/93                                81             100             138
10/2/94                                55              69             113

CERTAIN TRANSACTIONS

     On September 29, 1993, William J. Chappell, Corporate Controller of the Company, borrowed $7,000 from the Company and an additional $63,000 on October 4, 1993 in connection with his relocation from the United Kingdom to the United States. Mr. Chappell repaid $53,000 during fiscal 1994 and a balance of $17,000 is presently outstanding upon which interest accrues. Mr. David L. Lowe, President and Chief Operating Officer of the Company, borrowed $140,625 from the Company in connection with the exercise of certain stock options on November 20, 1992, all pursuant to a promissory note which bore interest at a variable rate equal to the Company's cost of funds from its principal lender. During fiscal 1994, Mr. Lowe repaid the note by delivering to the Company $20,735 and 9,600 shares of Company Common Stock having a market value on such date of $129,600. On November 16, 1992, Mr. Stanley D. Czerwinski, Chairman of the Board of Directors and Chief Executive Officer of the Company, also exercised stock options and delivered to the Company a promissory note for the exercise price of $312,500; this note also bore interest at a variable rate equal to the Company's cost of funds. On November 15, 1993, the outstanding principal of $312,500 and accrued interest of $18,451 under the note was paid in full by Mr. Czerwinski's delivery to the Company of $103,355.75 and 17,177 shares of the Company's Common Stock having a market value on such date of $227,595.25.

     Mr. Robert L. Miller, a director and general counsel of the Company, received approximately $297,122 during fiscal 1994 as payment for a variety of legal services rendered to the Company in his capacity as general counsel and $5,000 for attending Board of Directors' meetings as a director of the Company.

              (2) APPROVAL OF AMENDMENT OF 1992 STOCK OPTION PLAN

GENERAL

     The Company currently has two stock option plans for employees and consultants pursuant to which new options may be granted for the purchase of Common Stock -- the 1992 Stock Option Plan (the "1992 Plan") and the 1985 Option Plan. Inasmuch as there remained approximately only 209,000 shares available for grant under the 1985 Option Plan and the 1992 Plan on November 2, 1994, the Board of Directors has approved amendments of the 1992 Plan to (i) increase the available option shares by 780,000, (ii) establish 300,000 shares as the maximum number of shares that may be granted to any employee during any calendar year and (iii) require that the grant of an option be approved by a committee comprised of at least two (2) "disinterested directors" (as defined by Section 162(m) of the Internal Revenue Code, discussed below) before it may become exercisable by the optionee. The following description of the 1992 Plan is necessarily brief and general. A copy of the 1992 Plan, as amended, is available upon request from the Company.

DESCRIPTION OF THE 1992 PLAN, AS AMENDED

     The purposes of the 1992 Plan are to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to key employees, officers, consultants or other persons whose efforts are deemed worthy of encouragement to promote the growth and success of the Company's business. Non-employee directors may not participate under the 1992 Plan.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code, as amended (the "Code"). Effective January 1, 1994, this provision disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the CEO and the other four officers named in the "Summary Compensation Table", but contains an exception for qualified "performance-based compensation." The Internal Revenue Service issued proposed regulations interpreting this provision. The new law requires that certain actions must be taken by a compensation committee of two or more outside directors and that the material terms of such remuneration must be approved by the shareholders in order for certain types of remuneration to qualify as "performance-based compensation." The Company has been advised that, under
Section 162(m) and the proposed regulations, grants of stock options awards made under the 1992 Plan as it presently exists may not be qualified "performance-based compensation" unless certain actions are taken, including establishing the maximum number of options which may be granted to any employee during any year and requiring the approval of two or more outside directors.

     Prior to the proposed plan amendment, there have been no minimum or maximum numbers of option shares which may be granted to any one optionee. Options granted under the 1992 Plan may be incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code ("incentive options"), or nonqualified options, which are not intended to meet such requirements ("nonqualified options"). Incentive options have terms of not to exceed ten years from the date of grant; however, the term of any such option granted to a person who owns shares possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or any subsidiary shall not exceed five years. A nonqualified option may have a specific term or an infinite term. The Board of Directors determines when options granted under the 1992 Plan may be exercisable; options granted will normally be exercisable to the extent of 25%, 25% and 50% of the number of option shares subject to an option grant after 12, 24 and 36 months, respectively, after the date of grant.

     The option exercise prices are determined by the Board of Directors or the Committee and may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The option price may be paid by cash, check, promissory note or surrender of other shares of Common Stock of the Company that have been held for at least six months, or a combination thereof, at the discretion of the Board or as set forth in the applicable stock option agreement. The 1992 Plan also provides that whenever an optionee exercises an option by surrendering already-owned shares to pay all or a portion of the exercise price, if the option agreement so provides or if then approved by the Board, the optionee may receive a new option for the purchase of a number of shares equal to the amount tendered for payment, with an exercise price equal to the then fair market value of a share of Common Stock.

     The 1992 Plan permits an optionee, if set forth in his or her option agreement, to have any required Federal and state withholding taxes satisfied by either (i) delivering outstanding shares of Common Stock of the Company previously owned for six (6) months by the Optionee or (ii) withholding of a sufficient number of exercised option shares to satisfy such withholding obligations, based upon fair market value of such shares on the date of exercise.

     The 1992 Plan provides that if an optionee is terminated as an employee or ceases to serve as a consultant, he may, within 90 days (or such other period as may be determined by the Board) after such termination or cessation, exercise his option but only to the extent he was entitled to do so at the date of his termination or cessation of services. Special exercise rules are applicable to optionees who become totally and permanently disabled or who die during, or within 90 days after termination of, their period of employment with the Company. No option may be exercisable after the expiration of its term. Options are not transferable by the optionee, other than by will, the laws of descent and distribution or pursuant to a divorce decree.

     The 1992 Plan provides that in the event any change, such as a stock split, reverse stock split or stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the option price and the number of shares subject to the option. In the event of a proposed dissolution or liquidation of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board of Directors determines, in its discretion, to accelerate the exercisability of outstanding options. In addition, upon a "change in control" of the Company occurring without the approval of a majority of the Board of Directors then in office, all options will accelerate and be immediately exercisable. A "change in control" includes any person purchasing twenty-five percent (25%) or more of the shares of Common Stock or certain changes in the composition of the Board of Directors.

     The Board of Directors may amend the 1992 Plan at any time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment which increases the number of shares for which options may be granted or is deemed a "material" amendment pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted without the consent of the optionee.

ADMINISTRATION

     The 1992 Plan is administered by a committee of the Board consisting of not less than two (2) persons who are "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934. The 1992 Plan, as amended, provides that stock options granted after February 17, 1993 to executive officers will not be exercisable until the 1992 Plan and such grants are approved by a committee of the Board consisting of not less than two persons who are "outside directors" under Section 162(m) of the Code.

OUTSTANDING OPTIONS

     At October 2, 1994, there were outstanding options to purchase 2,553,686 shares of Common Stock. Of these options, 92,727 were previously granted under the Company's 1981 Stock Option Plan (no further options may be granted under such Plan), 784,928 were granted under the 1985 Option Plan, 113,336 were granted under the Directors' Stock Option Plan, and 1,546,729 were granted under the 1992 Stock Option Plan. On October 2, 1994, these outstanding options had an aggregate exercise price of $17,936,453 or $7.02 per share, and based upon a closing price of $8.375 on September 30, 1994 (being the last trading day of the Company's 1994 fiscal year), the shares underlying these outstanding options had an aggregate market value of approximately $21,387,120.

SUMMARY OF FEDERAL TAX CONSEQUENCES

     Nonqualified Stock Options. There will be no Federal income tax consequences to an optionee at the time an option under the 1992 Plan is granted. Upon exercise of a nonqualified option, the optionee will recognize taxable ordinary income in an amount equal to the fair market value of the stock on the date of exercise less the exercise price paid, and the Company will be allowed a corresponding tax deduction for compensation expense in an amount equal to the taxable income recognized by the optionee. If the optionee is an employee of the Company, the Company is required to withhold Federal income taxes with respect to such ordinary income amount. Upon the subsequent sale of shares acquired upon the exercise of a nonqualified option, the optionee generally will recognize additional gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of such shares on the date of exercise.

     Incentive Stock Options. There will be no Federal income tax consequences to an optionee at the time of the initial grant or at the time of an exercise of an incentive option, although the exercise may be an item of tax preference and may subject the optionee to the alternative minimum tax. The Company will not be entitled to a tax deduction for compensation expense at the time of exercise of an incentive option. If an optionee holds stock acquired through exercise of an incentive option for (a) more than two years from the date on which the option is granted and (b) more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, then income recognized at the time of the subsequent disposition of the stock will be treated as a capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "Disqualifying Disposition"), at the time of the Disqualifying Disposition the optionee will realize taxable income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the optionee's actual gain, if any, resulting from the purchase and sale. To the extent the optionee recognizes income by reason of a Disqualifying Disposition, the Company will be entitled to a corresponding business expense deduction in the tax year in which the disposition occurs.

     Under Section 162(m) of the Code, enacted in August 1993, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the CEO or the other four executive officers named in the "Summary Compensation Table" in any one year beginning in 1994. Total remuneration would include amounts received upon the exercise of stock options granted after February 17, 1993. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. The amendments to the 1992 Plan, when approved by shareholders, are intended to have all stock options meet the requirements of "performance-based compensation."

     The foregoing discussion is merely a summary of the more significant effects of current Federal income taxation upon optionees and the Company with respect to shares issued under the 1992 Plan and it does not purport to be a complete analysis of the tax laws dealing with this subject. Reference should be made to the applicable provisions of the Internal Revenue Code and the Regulations promulgated thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which an employee may reside. Each employee should consult his or her own tax advisor concerning the Federal (and state and local) income tax consequences of participation in the 1992 Plan.

VOTE REQUIRED

     Approval of the amendments to the 1992 Plan requires the affirmative vote of the holders of a majority of the voting shares present or represented at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand, L.L.P. has examined the financial statements of the Company for the fiscal year ended October 2, 1994, and has been selected to perform such service for the current fiscal year. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. The Company has been advised that neither that firm, nor any of its partners or associates, has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors.

                                 OTHER MATTERS

CERTAIN SECURITIES LAW DISCLOSURES

     Effective May 1, 1991, the Securities and Exchange Commission (the "SEC") promulgated new rules under Section 16 of the Securities Exchange Act of 1934, amended. These rules require the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports showing their initial stock ownership and subsequent change in such ownership with the SEC by specific dates.

     Based solely on its review of the copies of such forms received by it or written representations from the Company's appropriate officers and directors, the Company believes that, during the 1994 fiscal year, all filing requirements applicable to its officers and directors were complied with, except that Messrs. Czerwinski, Lowe, Lamp, Dennis, Eckert, Mahoney and Chappel reported late the stock option grants each of them received on August 10, 1994 and Messrs. McPherson, Miller, Rollo and Shea reported late the directors stock option grants automatically granted to them on March 15, 1994.

SHAREHOLDER PROPOSALS

     Individual shareholders of the Company may be entitled to submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in annual proxy materials. All such proposals must be submitted to the Secretary of the Company no later than September 30, 1995 in order to be considered for inclusion in the Company's 1996 proxy materials.

OTHER BUSINESS

     Management does not know of any business to be presented other than the matters set forth above, but if other matters properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their best judgment on such matters.

AVAILABILITY OF FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 2, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY SHAREHOLDER DESIRING A COPY. Shareholders may write to ADAC Laboratories, 540 Alder Drive, Milpitas, California 95035, attention of Robert Starr.

                                          By Order of the Board of Directors,

                                          Dennis R. Mahoney,
                                          Secretary

Dated: February 1, 1995

PROXY                          ADAC LABORATORIES
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

   The undersigned shareholder of ADAC Laboratories, a California corporation, acting under the California General Corporation Law, hereby constitutes and appoints Stanley D. Czerwinski and Robert L. Miller, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Shareholders of said corporation to be held on March 1, 1995, at 1:00 p.m., local time, at the offices of the Company, located at 540 Alder Drive, Milpitas, California 95035, and at any adjournments thereof, and in connection therewith to vote and represent all of the shares of Stock of said corporation which the undersigned would be entitled to vote, as follows:

   (1) ELECTION OF DIRECTORS:     FOR ALL NOMINEES LISTED / /    WITHHOLD AUTHORITY / /
                                  (except as listed below)       to vote for all nominees listed

 (mark one: the Board of Directors recommends a "FOR" vote for the election of the following nominees to the Board of Directors: Stanley D. Czerwinski, David L. Lowe, Thomas A. McPherson, Robert L. Miller,
            F. David Rollo and Edmund H. Shea, Jr.).

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME(S) OF SUCH NOMINEE(S) BELOW.)

   (2) Approval of Amendments of 1992 Stock Option Plan, including an increase of the number of authorized shares by 780,000:
       (mark one; the Board recommends a "FOR" vote).     FOR / /      AGAINST / /      ABSTAIN / /

- - --------------------------------------------------------------------------------

Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the meeting; all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy; and, with respect to the election of any person as a Director, if a bona fide nominee for the office is named in the Proxy Statement and such nominee is unable to serve or will not serve, to vote for any other person.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF ADAC LABORATORIES

   Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE FOR THE OTHER PROPOSALS STATED ON THE OTHER SIDE HEREOF AND ON ANY OTHER MATTERS TO BE VOTED UPON.

   The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.



- - -------------------------------------      -------------------------------------
            Signature                                      Signature

                                                     Date:            , 1995
                                                           -----------
                                                     IMPORTANT: In signing
                                                     this proxy, please sign
                                                     your name or names on
                                                     the signature lines in
                                                     the same manner as it
                                                     appears on your stock
                                                     certificate. When
                                                     signing as an attorney,
                                                     executor, administrator,
                                                     trustee or quardian,
                                                     please give your full
                                                     title as such. EACH JOINT
                                                     TENANT SHOULD SIGN.

              PLEASE SIGN, DATE AND RETURN PROXY PROMPTLY IN THE
                      POSTAGE PREPAID ENVELOPE PROVIDED.